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                                                                    EXHIBIT 10.2

                         NATIONAL INTERSTATE CORPORATION
                           DEFERRED COMPENSATION PLAN

      National Interstate Corporation hereby establishes, effective as of
         , 2004, the National Interstate Corporation Deferred Compensation Plan on the terms and conditions hereinafter set forth. The Plan provides certain eligible employees and directors with the opportunity to defer portions of their base salary, bonus, and director fees, and receive certain other benefits, all in accordance with the provisions of the Plan.

                                    SECTION I
                                   DEFINITIONS

      For the purposes hereof, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning:

      "ACCOUNT" means the bookkeeping account maintained by the Committee on behalf of each Participant pursuant to Section 2.4.

      "AFFILIATE" means any corporation, limited liability company, joint venture, partnership, unincorporated association or other entity that is affiliated, directly or indirectly, with the Company and which is designated as such under the Plan by the Committee from time to time.

      "BASE SALARY" means the annual base rate of cash compensation (which, in the case of a Participant who is a Director, shall include his annual retainer, meeting fees or other similar amounts payable in cash) payable by the Company and/or by any Affiliate to a Participant.

      "BENEFICIARY" OR "BENEFICIARIES" means the person or persons, including one or more trusts, designated by a Participant in accordance with the Plan to receive payment of the remaining balance of the Participant's Account in the event of the death of the Participant prior to the Participant's receipt of the entire amount credited to his Account.

      "BOARD" means the Board of Directors of the Company.

      "BONUS" means cash incentive compensation payable to a Participant pursuant to a bonus or other incentive compensation plan, whether such plan is now in effect or hereafter established by the Company, which the Committee may designate from time to time.

      "COMMITTEE" means the committee appointed by the Board to administer the Plan. Unless and until otherwise specified, the Committee under the Plan at any time shall be the Compensation Committee of the Board.

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      "COMPANY" means National Interstate Corporation and its successors, including, without limitation, the surviving corporation resulting from any merger or consolidation of National Interstate Corporation with any corporation, limited liability company, joint venture, partnership, unincorporated association or other entity.

      "COMPANY CONTRIBUTIONS" has the meaning given to such term in
Section 2.11.

      "DIRECTOR" means a member of the Board.

      "ELECTION AGREEMENT" means a Participant's agreement, on a form provided by the Committee, to defer his Base Salary and/or Bonus.

      "ELIGIBLE EMPLOYEE" means an employee of the Company or an Affiliate who is, as determined by the Committee, a member of a "select group of management or highly compensated employees," within the meaning of Sections 201, 301 and 401 of ERISA, and who is selected by the Committee to participate in the Plan. Unless otherwise determined by the Committee, an Eligible Employee shall continue as such until termination of employment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "INSOLVENT" means that the Company or an Affiliate, whichever is applicable, has become subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code or has become unable to pay its debts as they mature.

      "PARTICIPANT" means any Eligible Employee or Director who has at any time elected to defer the receipt of Base Salary or Bonus in accordance with the Plan and who, in conjunction with his Beneficiary, has not received a complete distribution of the amount credited to his Account.

      "PLAN" means this deferred compensation plan, which shall be known as the National Interstate Corporation Deferred Compensation Plan.

      "TERMINATION OF SERVICE DATE" means the date a Participant ceases to be an employee of the Company and its Affiliates for any reason. The "Termination of Service Date" of any Participant who is a Director and who is not an Eligible Employee shall be the date such Participant ceases to be a member of the Board.

      "YEAR" means a calendar year.

                                   SECTION II
                      DEFERRALS, CONTRIBUTIONS AND ACCOUNTS

      2.1. ELIGIBILITY. Subject to Section 2.3, an Eligible Employee or Director may elect to defer receipt of all or a specified part of his Base Salary, Bonus or both for any Year in accordance with Section 2.2. An Eligible Employee's or Director's entitlement to defer shall cease with respect to the Year following the Year in which he ceases to be an Eligible Employee or Director, as applicable.

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      2.2. ELECTION TO DEFER. Unless otherwise provided by the Committee, an
Eligible Employee or Director who desires to defer all or part of his Base Salary, Bonus or both pursuant to the Plan must complete and deliver an Election Agreement to the Committee before the first day of the Year for which such compensation would otherwise be paid. An Eligible Employee or Director who timely delivers an executed Election Agreement to the Committee shall be a Participant. An Election Agreement that is timely delivered to the Committee shall be effective, in accordance with its terms, unless such Election Agreement is revoked or modified with the consent of the Committee or until terminated automatically upon either the termination of the Plan, the Company or any Affiliate which employs the Participant (or for which the Participant serves as a Director) becoming Insolvent or the Participant's Termination of Service Date. Notwithstanding the above, in the event that an individual first becomes an Eligible Employee or Director during the course of a Year, rather than as of the first day of a Year, the individual's Election Agreement must be filed no later than thirty (30) days following the date he first becomes an Eligible Employee or Director, as applicable, and such Election Agreement shall be effective only with regard to Base Salary and Bonuses earned following the filing of the Election Agreement with the Committee.

      2.3. AMOUNT DEFERRED. A Participant shall designate on the Election Agreement the portion of his Base Salary, Bonus or both that is to be deferred in accordance with the following rules. A Participant may defer up to 100% of the Base Salary and up to 100% of the Bonus that the Participant would otherwise receive during the Year for services performed as an Eligible Employee or Director; provided, however, that the Participant shall not be permitted to defer less than $5,000 during any one Year, and any such attempted deferral shall not be effective; provided, further, that the portion of such Base Salary and Bonus that is eligible for deferral will be reduced by applicable taxes and other amounts if such reduction is determined by the Committee to be necessary or appropriate in order to provide the Company or its Affiliates with a source of funds, from such Base Salary or Bonus, with which to pay taxes or other obligations with respect to the Participant.

      2.4. ACCOUNTS. Base Salary and Bonus that a Participant elects to defer shall be treated as if it were set aside in one or more Accounts on the date the Base Salary or Bonus, as applicable, would otherwise have been paid to the Participant, in accordance with procedures established from time to time by the Committee. Each Participant's Account will be credited with gains, losses and earnings based on investment directions made by the Participant in accordance with investment deferral crediting options and procedures established from time to time by the Committee. The Committee specifically retains the right in its sole discretion to change the investment deferral crediting options and procedures from time to time. By electing to defer any amount pursuant to the Plan, each Participant shall thereby acknowledge and agree that the Company or any Affiliate is not and shall not be required to make any investment in connection with the Plan.

      2.5. DATE OF DISTRIBUTION. The distribution or commencement of the distribution of a Participant's Account will be made in January of the Year commencing immediately after the Year in which occurs the Participant's Termination of Service Date.

      2.6. FORM OF DISTRIBUTION. A Participant's Account shall be distributed to the Participant in cash in a single lump sum. Notwithstanding the preceding sentence, a Participant may elect, on

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the first Election Agreement that he delivers to the Committee under the Plan, to receive his Account in a number of annual installments (over a period not in excess of ten years). The lump sum payment or the first installment, as the case may be, shall be made at the time provided in Section 2.5. In the event that the Account is paid in installments, the amount of such Account remaining unpaid shall continue to be credited with gains, losses and earnings as provided in
Section 2.4. The payment to a Participant of a lump sum amount or the number of annual installments elected by the Participant pursuant to this Section shall discharge all obligations of the Company and the Affiliates to such Participant under the Plan. If a Participant elects to receive his Account in a number of annual installments (over a period not in excess of ten years), the amount of each installment shall be determined in accordance with procedures established by the Committee. Notwithstanding the foregoing, if at the time of a Participant's Termination of Service Date his Account balance is less than $20,000, the entire amount of the Participant's Account will be paid in a single lump sum as soon as practicable after the Participant's Termination of Service Date.

      2.7. MODIFICATION OF FORM OF DISTRIBUTION. Notwithstanding the payment terms designated by a Participant on the first Election Agreement that he delivers to the Committee under the Plan, a Participant may elect to change the form of payment of an Account to a form of payment otherwise permitted under
Section 2.6; provided, however, that such election shall be made on a form provided by the Committee; provided, further, that any election made less than one year prior to the Participant's Termination of Service Date shall not be valid, and in such case, the distribution of his Account shall be made in accordance with the latest valid election of the Participant.

      2.8. DEATH OF A PARTICIPANT. In the event of the death of a Participant, the remaining amount of his Account shall be paid to his Beneficiary or Beneficiaries as described in this Section 2.8. If the Participant dies after payment of his Account has commenced, the remaining balance of his Account will continue to be paid to his Beneficiary or Beneficiaries in accordance with the payment schedule that has already commenced. Unless otherwise provided by the Committee, if the Participant dies before payments from his Account have commenced, his Account will be paid to his Beneficiary or Beneficiaries in accordance with the form of payment elected by the Participant, commencing as soon as administratively practicable following the date of the Participant's death. Each Participant shall designate a Beneficiary or Beneficiaries on a Beneficiary designation form provided by the Committee. A Participant's Beneficiary designation may be changed at any time prior to his death by the execution and delivery of a new Beneficiary designation. The Beneficiary designation on file with the Company that bears the latest date at the time of the Participant's death shall govern. Notwithstanding anything in this Section
2.8 to the contrary, in the absence of a Beneficiary designation, the amount of the Participant's Account shall be paid to the Participant's estate in a lump sum amount within 90 days after the appointment of an executor or administrator or as otherwise determined by the Committee.

      2.9. TERMINATION OF PARTICIPATION. Notwithstanding any other provision of the Plan, no Participant who is an Eligible Employee shall be permitted to continue to participate in the Plan upon a determination by the Committee that such Participant is not a member of a select group of management or highly compensated employees of his employer, within the meaning of ERISA. Upon such a determination, the Committee may direct that the Participant receive an immediate lump sum payment equal to the amount credited to his Account.

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      2.10. VESTING OF ACCOUNTS. Subject to the following sentence, each
Participant shall at all times have a nonforfeitable interest in his Account balance. Notwithstanding the preceding sentence, the portion of each Participant's Account, if any, attributable to Company Contributions shall be subject to such vesting schedule as may be determined by the Company or Affiliate from time to time in accordance with the provisions of Section 2.11.

      2.11. COMPANY CONTRIBUTIONS. The Company or any Affiliate may, in its discretion, provide contributions ("Company Contributions") under this Plan with respect to one or more Participants. Any such Company Contributions shall be allocated to the Participant's Account. The amount and vesting schedule of such Company Contributions, if any, shall be determined by the Company or Affiliate in its sole discretion.

                                   SECTION III
                                 ADMINISTRATION

            The Company, through the Committee, shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to (i) resolve all questions relating to eligibility for participation in the Plan and the amount in the Account of any Participant and all questions pertaining to claims for benefits and procedures for claim review, (ii) resolve all other questions arising under the Plan, including any factual questions and questions of construction, and
(iii) take such further action as the Company shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Committee hereunder shall be final and binding upon all interested parties. In accordance with the provisions of Section 503 of ERISA, the Committee shall provide a procedure for handling claims of Participants or their Beneficiaries under the Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claim as well as a reasonable opportunity for a full and fair review by the Committee of any such denial. Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances. The Committee may delegate some or all of its authorities or duties hereunder, and in such case references hereunder to the "Committee" shall be deemed to refer to such delegate. Unless the context clearly requires otherwise, the masculine pronoun wherever used herein shall be construed to include the feminine pronoun.

                                   SECTION IV
                            AMENDMENT AND TERMINATION

      4.1 AMENDMENT. Subject to the following sentence, the Company reserves the right to amend the Plan at any time by action of the Board; provided, however, that no such action shall adversely affect any Participant or Beneficiary who has an Account, or result in any change in the timing or manner of payment of the amount of any Account (except as otherwise permitted under the Plan), without the consent of the Participant or Beneficiary. Notwithstanding the provisions of this Section 4.1 to the contrary, the Plan may be amended by the Board at any time, retroactively if

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required, if found necessary, in the opinion of the Company, in order to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Internal Revenue Code of 1986, as amended). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

      4.2 TERMINATION. The Company reserves the right to terminate the Plan at any time by action of the Board. In the event that the Company terminates the Plan, each Participant shall receive a distribution of his Account, at the discretion of the Company, either (a) in a single lump sum as soon as administratively practicable following termination of the Plan or (b) in the form of payment elected by the Participant commencing as soon as administratively practicable following termination of the Plan.

                                    SECTION V
                                  MISCELLANEOUS

      5.1. NON-ALIENATION OF DEFERRED COMPENSATION. Except as permitted by the Plan, no right or interest under the Plan of any Participant or Beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process or (iii) in any manner liable for or subject to the debts or liabilities of the Participant or Beneficiary.

      5.2. PARTICIPATION BY EMPLOYEES OF AFFILIATES. An Eligible Employee who is employed by or performs services for an Affiliate and who elects to participate in the Plan shall participate on the same basis as an Eligible Employee of the Company as allowed by law.

      5.3. INTEREST OF PARTICIPANT.

            (a) The obligation of the Company and the Affiliates under the Plan to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company and the Affiliates to make payments from their general assets and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company or any Affiliate. Nothing in the Plan shall be construed as guaranteeing future employment to Eligible Employees or future Board service to Directors. It is the intention of the Company and the Affiliates that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The Company may create a trust to hold funds to be used in payment of its and the Affiliates' obligations under the Plan, and may fund such trust; provided, however, that any funds contained therein shall remain liable for the claims of the Company's and any Affiliate's general creditors.

            (b) In the event that, in the discretion of the Committee, the Company and/or its Affiliates purchases an insurance policy or policies insuring the life of any Participant (or any other property) to allow the Company and/or its Affiliates to recover the cost of providing the benefits, in whole or in part, hereunder, neither the Participants nor their Beneficiaries or other distributees shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Company and/or its Affiliates shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and may exercise all incidents of ownership therein. The Company may require a

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Participant's participation in the underwriting or other steps necessary to acquire such policy or policies and, if required, shall not be a suggestion of any beneficial interest in such policy or policies to such Participant or any other person.

      5.4. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any other person, firm or corporation any legal or equitable right as against the Company or any Affiliate or the officers, employees or directors of the Company or any Affiliate, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

      5.5. SEVERABILITY. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      5.6. GOVERNING LAW. Except to the extent preempted by federal law, the provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

      5.7. RELATIONSHIP TO OTHER PLANS. The Plan is intended to serve the purposes of and to be consistent with any bonus or incentive compensation plan approved by the Committee for purposes of the Plan.

      5.8. SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume this Plan. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Plan), and the heirs, beneficiaries, executors and administrators of each Participant. In the event that any successor to the Company shall fail to assume this Plan, the Plan shall immediately terminate and each Participant shall immediately receive distribution of his Account in a single lump sum.

      5.9. WITHHOLDING OF TAXES. The Company and its Affiliates may withhold or cause to be withheld from any amounts deferred or payable under the Plan all federal, state, local and other taxes as shall be legally required.

      5.10. ELECTRONIC OR OTHER MEDIA. Notwithstanding any other provision of the Plan to the contrary, including any provision that requires the use of a written instrument, the Committee may establish procedures for the use of electronic or other media in communications and transactions between the Plan or the Committee and Participants and Beneficiaries. Electronic or other media may include, but are not limited to, e-mail, the Internet, intranet systems and automated telephonic response systems.

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            EXECUTED at ______________ on this ____ day of _______, 2004.

NATIONAL INTERSTATE CORPORATION

By: ______________________________

Title: ___________________________

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